                                                                    Exhibit 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to the acquisitions of TradingDynamics, Inc. ("TradingDynamics") and Tradex Technologies, Inc. ("Tradex") by Ariba, Inc. ("Ariba"). The acquisitions will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of TradingDynamics and Tradex have been combined with the recorded values of the assets and liabilities of Ariba in the unaudited pro forma condensed consolidated financial information.

         The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 gives effect to the acquisitions as if they occurred on December 31, 1999. The Ariba balance sheet information was derived from its unaudited December 31, 1999 balance sheet. The TradingDynamics and Tradex balance sheet information was derived from their unaudited December 31, 1999 balance sheet. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of October 1, 1998. The information for the Ariba September 30, 1999 statement of operations was derived from its audited statements of operations for the year ended September 30, 1999. The information for the TradingDynamics September 30, 1999 statement of operations was derived from its audited statements of operations for the year ended September 30, 1999. The information for the Tradex September 30, 1999 statement of operations was derived from its unaudited statements of operations for the year ended September 30, 1999. The information for the Ariba, TradingDynamics and Tradex December 31, 1999 statements of operations was derived from their unaudited statements of operations for the three months ended December 31, 1999.

         The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ariba, TradingDynamics and Tradex been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Ariba included in its Form 10-K and Form 10-Q filed December 23, 1999 and February 14th, 2000, respectively, with the Securities and Exchange Commission, the historical consolidated financial statements of TradingDynamics included in Ariba's Form 8-K/A filed April 4th with the Securities and Exchange Commission and the historical consolidated financial statements of Tradex included as exhibit 99.1 in this Form 8-K/A.

                                   ARIBA, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                              Historical
                                              -------------------------------------------
                                                                               Tradex
                                                           TradingDynamics, Technologies,    Pro Forma              Pro Forma
                                               Ariba, Inc.       Inc.           Inc.        Adjustments              Combined
                                              -------------  -------------  -------------  --------------        ----------------
ASSETS

Current assets:
   Cash and cash equivalents                  $    42,168    $       516    $    16,705             --             $    59,389
   Short-term investments                          64,269             --             --             --                  64,269
   Restricted cash                                    400             --             --             --                     400
   Accounts receivable                              8,820            494          1,711             --                  11,025
   Prepaid expenses and other
    current assets                                  6,216             41            204         (1,200)(5)               5,261
                                              -----------    -----------    -----------    -----------             -----------
      Total current assets                        121,873          1,051         18,620         (1,200)                140,344
Property and equipment, net                        14,106            234          3,740             --                  18,080
Long-term investments                              54,563             --            568             --                  55,131
Goodwill and other intangibles                         --             --             --      2,766,114(2)(4)         2,766,114
Other assets                                          278             12             --             --                     290
                                              -----------    -----------    -----------    -----------             -----------
            Total assets                      $   190,820    $     1,297    $    22,928    $ 2,764,914             $ 2,979,959
                                              ===========    ===========    ===========    ===========             ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $     6,945    $       307    $       462             --             $     7,714
   Accrued compensation and related
    liabilities                                    10,923             95          1,561            236(1)(2)            12,815
   Accrued liabilities                              8,019         10,669            497         29,921(1)               49,106
   Deferred revenue                                46,709            395         13,338         (2,668)(4)              57,774
   Preferred dividend payable                          --             --            921           (921)(6)                  --
   Current portion of long-term debt                  732          1,200            750         (1,200)(5)               1,482
                                              -----------    -----------    -----------    -----------             -----------
      Total current liabilities                    73,328         12,666         17,529         25,368                 128,891
Long-term debt, net of current portion                656             --             --             --                     656
                                              -----------    -----------    -----------    -----------             -----------
      Total liabilities                            73,984         12,666         17,529         25,368                 129,547
                                              -----------    -----------    -----------    -----------             -----------
Commitments

Stockholders' equity:

   Preferred stock                                     --              5             91            (96)(3)                  --
   Common stock                                       368              4             55             24(1)(3)               451
   Additional paid-in capital                     192,012         20,856         27,982      2,697,405(1)(3)         2,938,255
   Deferred stock-based compensation              (19,674)       (13,923)            --         13,923(3)              (19,674)
   Accumulated other comprehensive loss              (604)            --             --             --                    (604)
   Accumulated deficit                            (55,266)       (18,311)       (22,729)        28,290(3)(7)           (68,016)
                                              -----------    -----------    -----------    -----------             -----------

      Total stockholders' equity                  116,836        (11,369)         5,399      2,739,546               2,850,412
                                              -----------    -----------    -----------    -----------             -----------


        Total liabilities and stockholders'
         equity                               $   190,820    $     1,297    $    22,928    $ 2,764,914             $ 2,979,959
                                              ===========    ===========    ===========    ===========             ===========

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Historical
                                              -------------------------------------------
                                                                               Tradex
                                                          TradingDynamics,  Technologies,    Pro Forma          Pro Forma
                                              Ariba, Inc.        Inc.           Inc.        Adjustments         Combined
                                              -----------    -----------    -------------  --------------     --------------
Revenues:
   License                                    $    26,768    $       505      $     1,853             --       $    29,126
   Maintenance and service                         18,604             --            2,839             --            21,443
                                              -----------    -----------      -----------    -----------       -----------
      Total revenues                               45,372            505            4,692             --            50,569
                                              -----------    -----------      -----------    -----------       -----------
Cost of revenues:
   License                                            724             34               --             --               758
   Maintenance and service                          8,089             --            3,958             --            12,047
                                              -----------    -----------      -----------    -----------       -----------
      Total cost of revenues                        8,813             34            3,958             --            12,805
                                              -----------    -----------      -----------    -----------       -----------
   Gross profit                                    36,559            471              734             --            37,764
                                              -----------    -----------      -----------    -----------       -----------

Operating expenses:
   Sales and marketing                             33,859            561            6,052             --            40,472
   Research and development                        11,620          2,166            1,279             --            15,065
   General and administrative                       7,917            973            2,205             --            11,095
   Amortization of goodwill and other
    intangibles                                        --             --               --        922,038(2)        922,038
   Amortization of stock-based compensation        14,584          2,024               --         (2,024)(3)        14,584
                                              -----------    -----------      -----------    -----------       -----------
      Total operating expenses                     67,980          5,724            9,536        920,014         1,003,254
                                              -----------    -----------      -----------    -----------       -----------
   Loss from operations                           (31,421)        (5,253)          (8,802)      (920,014)         (965,490)
Other income, net                                   2,219             87              (57)            --             2,249
                                              -----------    -----------      -----------    -----------       -----------
     Net loss before taxes                        (29,202)        (5,166)          (8,859)      (920,014)         (963,241)
Provision for income taxes                             98             --               --             --                98
                                              -----------    -----------      -----------    -----------       -----------
Net loss                                          (29,300)        (5,166)          (8,859)      (920,014)         (963,339)
Preferred dividend                                     --             --             (521)           521(6)             --
                                              -----------    -----------      -----------    -----------       -----------
Net loss applicable to common stockholders    $   (29,300)   $    (5,166)     $    (9,380)   $  (919,493)      $  (963,339)
                                              ===========    ===========      ===========    ===========       ===========

Basic and diluted net loss per share          $     (0.42)                                                     $     (8.65)
                                              ===========                                                      ===========

Shares used in computing basic and diluted
   net loss per share                              70,064                                         41,334           111,398
                                              ===========                                    ===========       ===========



 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                Historical
                                                 --------------------------------------------
                                                                                    Tradex
                                                              TradingDynamics,   Technologies,    Pro Forma          Pro Forma
                                                 Ariba, Inc.      Inc.              Inc.        Adjustments         Combined
                                                 ---------   -----------------  -------------  --------------     --------------
Revenues:

   License                                       $  15,784         $     229        $   1,088              --       $  17,101
   Maintenance and service                           7,695                --            1,526              --           9,221
                                                 ---------         ---------        ---------       ---------       ---------
      Total revenues                                23,479               229            2,614              --          26,322
                                                 ---------         ---------        ---------       ---------       ---------

Cost of revenues:
   License                                             321                --               --              --             321
   Maintenance and service                           3,121                --            2,151              --           5,272
                                                 ---------         ---------        ---------       ---------       ---------
      Total cost of revenues                         3,442                --            2,151              --           5,593
                                                 ---------         ---------        ---------       ---------       ---------
   Gross profit                                     20,037               229              463              --          20,729
                                                 ---------         ---------        ---------       ---------       ---------

Operating expenses:
   Sales and marketing                              19,774               870            4,586              --          25,230
   Research and development                          4,443               840            1,275              --           6,558
   General and administrative                        3,421               516            2,544              --           6,481
   Amortization of goodwill and other
    intangibles                                         --                --               --         230,510(2)      230,510
   Amortization of stock-based compensation          4,719             3,599               --          (3,599)(3)       4,719
                                                 ---------         ---------        ---------       ---------       ---------
       Total operating expenses                     32,357             5,825            8,405         226,911         273,498
                                                 ---------         ---------        ---------       ---------       ---------
   Loss from operations                            (12,320)           (5,596)          (7,942)       (226,911)       (252,769)
Other income, net                                    2,059                 7              191              --           2,257
                                                 ---------         ---------        ---------       ---------       ---------
     Net loss before taxes                         (10,261)           (5,589)          (7,751)       (226,911)       (250,512)
Provision for income taxes                              73                --               --              --              73
                                                 ---------         ---------        ---------       ---------       ---------
Net loss                                           (10,334)           (5,589)          (7,751)       (226,911)       (250,585)
Preferred dividend                                      --                --             (400)            400(6)           --
                                                 ---------         ---------        ---------       ---------       ---------
Net loss applicable to common stockholders       $ (10,334)        $  (5,589)       $  (8,151)      $(226,511)      $(250,585)
                                                 =========         =========        =========       =========       =========
Basic and diluted net loss per share             $   (0.07)                                                         $   (1.27)
                                                 =========                                                          =========
Shares used in computing basic and diluted net
   loss per share                                  155,980                                             41,334         197,314
                                                 =========                                          =========       =========

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

         Ariba acquired TradingDynamics on January 20, 2000 for a total purchase price of $465.0 million in a transaction accounted for as a purchase. Ariba exchanged approximately 7,274,656 shares of Ariba common stock with a fair value of $371.9 million for all of the outstanding stock of TradingDynamics. The common stock was valued using Ariba's average stock price on the date the merger agreement was announced including the prices of the stock two days before and after the announcement. The average value was $51.13. Ariba also assumed all of the outstanding stock options of TradingDynamics with a fair value of approximately $91.7 million. The options were valued using a black-scholes option pricing model with the inputs of .9572 for volatility, 3 years for expected life, 6.53% for the risk-free interest rate and a market value of $51.13 as described above. There were also $1.4 million of direct transaction costs related to the merger.

         Ariba acquired Tradex on March 8, 2000 for a total purchase price of $2.3 billion in a transaction accounted for as a purchase. Ariba exchanged approximately 34,059,336 shares of Ariba common stock with a fair value of $2.1 billion for all of the outstanding stock of Tradex. The common stock was valued using Ariba's average stock price on the date the merger agreement was announced including the prices of the stock two days before and after the announcement. The average value was $60.93. Ariba also assumed all of the outstanding stock options of Tradex with a fair value of approximately $207.5 million. The options were valued using a black-scholes option pricing model with the inputs of .9572 for volatility, 3 years for expected life, 6.55% for the risk-free interest rate and a market value of $60.93 as described above. There were also $28.8 million of direct transaction costs related to the merger.

         The acquisitions were accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management's best estimates of the fair values of the assets and liabilities of TradingDynamics and Tradex have been combined with the recorded values of the assets and liabilities of Ariba in the unaudited pro forma condensed consolidated financial information.

         On March 2, 2000, the Board of Directors authorized a two-for-one stock split of the Company's common stock, to be effected in the form of a stock dividend. The stock split was effected by distribution to each stockholder of record as of March 20, 2000 of one share of the Company's common stock for each share of common stock held. All of the pro forma condensed consolidated financial information presented herein has been adjusted to give effect to the stock split.

         Prior to the consummation of the Ariba and Tradex merger, Tradex received a private placement of $85.0 million. This amount is not reflected on the December 31, 1999 Tradex balance sheet because it occurred subsequent to December 31, 1999. In the final purchase price allocation the private placement will result in an increase of $85.0 million in the net assets acquired by Ariba and a reduction of $85.0 million in the goodwill recorded by Ariba.

PRO FORMA ADJUSTMENTS

(1) a. To reflect the issuance of 7,274,656 shares of Ariba Common Stock and the assumption of all outstanding options in conjunction with the TradingDynamics acquisition, for an aggregate purchase price of approximately $465.0 million, including approximately $1.4 million of transaction costs.

     b. To reflect the issuance of 34,059,336 shares of Ariba Common Stock and the assumption of all outstanding options in conjunction with the Tradex acquisition, for an aggregate purchase price of approximately $2.3 billion, including approximately $28.8 million of transaction costs.

(2) To reflect the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the TradingDynamics and Tradex acquisitions. The purchase price allocations are based on management's estimates of the fair values of the tangible assets, intangible assets and technology, which has not reached technological feasibility and therefore, has no alternative future use. The book value of tangible assets and liabilities acquired are assumed to approximate fair value. The goodwill and other intangible assets will be amortized on a straight-line basis over three years. The total purchase price paid for the acquisitions are summarized as follows (in thousands):

TRADINGDYNAMICS:
Property and equipment                                              $       234
Net (liabilities) acquired, excluding property and equipment            (11,603)
In-process research and development                                         950
Goodwill and other intangibles                                          475,422
                                                                    -----------
       Total                                                        $   465,003
                                                                    ===========

TRADEX:
Property and equipment                                              $     3,740
Net assets acquired, excluding property and equipment                     2,580
In-process research and development                                      11,800
Goodwill and other intangibles                                        2,293,360
                                                                    -----------
       Total                                                        $ 2,311,480
                                                                    ===========

(3) To reflect the elimination of the stockholders' equity accounts of TradingDynamics and Tradex.

(4) To record a reduction of deferred revenue related to the estimated calculation of Ariba's obligation to perform future services equal to the expected costs to provide the services plus a normal profit margin.

(5)  To reflect the elimination of Ariba's loan to TradingDynamics.

(6) To reflect the elimination of the preferred dividend payable account of Tradex.

(7) Ariba will record an immediate write-off of in-process technology at the consummation of the acquisition. The unaudited pro forma condensed consolidated statements of operations do not include the charges for in-process technology of approximately $950,000 and $11.8 million for TradingDynamics and Tradex, respectively, since they are considered non-recurring charges. The charges will be taken by Ariba in the three months ended March 31, 2000.

PRO FORMA NET LOSS PER SHARE

         The unaudited pro forma combined net loss per share is based upon the weighted average number of vested outstanding shares of common stock of Ariba during the periods presented, plus the number of shares issued to consummate the acquisitions of TradingDynamics and Tradex as if the acquisition occurred at the beginning of the period presented.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

         There were no material adjustments required to conform the accounting policies of Ariba and Tradex. Certain amounts have been reclassified to conform to Ariba's financial statement presentation.